                                                                 Exhibit 10.24

                     ADVANCED TECHNOLOGY LABORATORIES, INC.

                            LONG TERM INCENTIVE PLAN



1.  Definitions

    The following terms have the corresponding meanings for purposes of the
LTIP:

    "Award Cycle" means a period in unitary increments of one or more fiscal years over which incentive awards granted during a particular year are to be earned out.

    "Change of Control" means

    (a) a "Board Change." For purposes of the LTIP, a Board Change shall have occurred if a majority of the seats (other than vacant seats) on the Corporation's Board of Directors (the "Board") were to be occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Corporation then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of common stock (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"), in the case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by a majority of the Incumbent Directors or (ii) 33% or more of either (A) the Outstanding Corporation Common Stock or
(B) the Outstanding Corporation Voting Securities, in the case of either (A) or
(B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and
(iii) of the following subsection (c) are satisfied; or

    (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

    (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Corporation Common

Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

    "Committee" means the Committee provided for in Section 3, which shall administer the Plan.

    "Corporation" means Advanced Technology Laboratories, Inc., a Delaware corporation.

    "Designated Beneficiary" means any person designated in writing by a Participant as a legal recipient of payments due under an award in the event of the Participant's death, or in the absence of such designation, the Participant's estate. Such designation must be on file with the Corporation in order to be effective but, unless the Participant has made an irrevocable designation, may be changed from time to time by the Participant.

    "Incentive Award Level" means the numerical measure, expressed in dollars, percentage of salary, or some other parameter designated by the Committee for a particular Participant to govern determination of the payment due the Participant at the end of an Award Cycle in accordance with Section 5.

    "Participant" means an employee, consultant or independent contractor who is qualified for and has received an incentive award under the LTIP.

    "Payment Schedule" means the schedule adopted by the Committee in accordance with Section 5 with respect to an Award Cycle to govern determination of the payment due a Participant during or at the end of such Award Cycle in accordance with Section 5.

    "Payment Value" means the value, expressed in dollars, of an incentive award at the conclusion of an Award Cycle, determined in accordance with Section 5(e).

    "LTIP" means this Advanced Technology Laboratories, Inc. Long Term Incentive Plan.

    "Retirement" means the termination of the services of a Participant because of early or normal retirement as defined in the Westmark Retirement Plan or Advanced Technology Laboratories, Inc. Retirement Plan.

    "Withholding Tax" means any tax, including any federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to any payment made to a Participant under this LTIP.

2.  Administration

    The LTIP shall be administered by the Committee. Subject to the express provisions of the LTIP, the Committee shall have plenary authority, in its discretion, to determine the individuals who are to be Participants under this LTIP, any applicable qualifications, the Incentive Award Levels to be designated for such Participants, the commencement and duration of an Award Cycle, Award Schedules, and the performance measures to be used in determining the amounts of any payments to be made under the LTIP. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Corporation's success, levels of responsibility, and such other factors as the Committee in its discretion may deem relevant. Subject to the express provisions of the LTIP, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of participation in the LTIP and to make all other determinations necessary or advisable for the administration of the LTIP. The Committee's determinations of the matters referred to in this Section 2 shall be conclusive.

    It is the intention of the Corporation that the LTIP and the administration hereof comply in all respects with Section 16(b) of the Exchange Act, and the rules and regulations promulgated thereunder, and if any LTIP provision is later found not to be in compliance with Section 16(b), the provision shall be deemed null and void, and in all events the LTIP shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the LTIP to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the LTIP to persons who are subject to Section 16 of the Exchange Act without so limiting or conditioning the LTIP with respect to other persons.

3.  The Committee

    The Board shall designate a Committee of members of the Board which shall meet the requirements of Section 16(b) of the Exchange Act. Currently, the Committee shall comprise the Compensation Committee of the Board, including two or more members of the Board who are disinterested. If at any time an insufficient number of disinterested directors is available to serve on such Committee, interested directors may serve on the Committee in the positions to be held by the disinterested director or directors; however, during such time, no incentive award shall be made under the LTIP to any person if the inclusion of such person as an LTIP Participant would not meet the requirements of Section 16(b) of the Exchange Act.

    For purposes of this Section 3, a "disinterested director" is a person who meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act. Currently, a disinterested director is a member of the Board who is not (and, during the 12-month period preceding his appointment as a member of the Committee has not) been granted or awarded stock, stock appreciation rights or other equity securities of the Corporation or any affiliated corporation pursuant to any other plan of the Corporation or any affiliated corporation except for formula plans (as such term is defined in Rule 16b-3(c)(2)(ii) issued under the Exchange
Act) or ongoing securities acquisition plans (as described in Rule 16b-3(d)(2)(i) issued under the Exchange Act). The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary to keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

4.  Eligibility

    The Committee may designate as Participants under the LTIP only employees, consultants or independent contractors (which term as used herein includes officers) of the Corporation and of its present and future subsidiary corporations ("subsidiaries"). The Committee may set other qualifications for eligibility as it deems advisable to be attained or maintained by such individuals as conditions of continued participation under the LTIP. Any person eligible under the LTIP may be Participants in one or more Award Cycles or any combination thereof, as the Committee shall from time to time determine, and such determinations may be different as to different Participants and may vary as to different Award Cycles or Incentive Award Levels.

5.  Incentive Awards

    (a) Incentive awards which are awarded to a Participant shall have an Incentive Award Level determined by the Committee and generally determined to be a percentage of the annual base salary of a Participant. The incentive award will have a Payment Value payable at the end of the applicable Award Cycle or incrementally payable at the end of one or more fiscal year increments of the Award Cycle which is contingent upon the performance of the Corporation and/or of such Participant's subsidiary, division or department during the Award Cycle and the Participant's Incentive Award Level. Measures of performance may include, but shall not be limited to, cumulative or average growth in earnings per share or pretax profits, revenue, net income as a percentage of sales, return on stockholders' equity, sales gross margin, asset management, cash flow or return on capital employed. Such measures may be applied on an absolute basis or relative to industry indices and shall be defined in a manner which the Committee shall deem appropriate. For each incentive award, the Committee shall determine the length of the Award Cycle, which shall be a period of not less than one fiscal year, and shall establish a Payment Schedule based upon the performance measures determined for such incentive award and the length of the Award Cycle, setting forth a range of payment measures corresponding to performance levels targeted for the Corporation or such subsidiary, division or department. If during the course of an Award Cycle there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Corporation or a subsidiary, division or department which the Committee did not foresee in establishing the performance measures for such Award Cycle and which, in the Committee's sole judgment have, or are expected to have, a substantial effect on the performance of the Corporation or of a Participant's subsidiary, division or department during such Award Cycle, the Committee may revise the Payment Schedule and performance measures formerly determined by it in such manner as the Committee, in its sole judgment, may deem appropriate except as otherwise provided in Section 5(j).

    (b) In determining the Incentive Award Level to be designated for a particular Participant, the Committee shall take into account a person's responsibility level, performance, potential, cash compensation level and such other considerations as it deems appropriate.

    (c) Except as otherwise provided in Section 5(j), an incentive award to a Participant shall terminate for all purposes if the services of the Participant for the Corporation or one of its subsidiaries ceases during the Award Cycle, except in the case of death, disability or Retirement , in which case (and provided that the Participant at the time of death, disability or Retirement as aforesaid shall have maintained his employment or other qualifying relationship with the Corporation or one of its subsidiaries continuously during the period commencing on the date the award was granted and ending on the first anniversary thereof) the Participant will be entitled to payment (such payment to be made in accordance with the provisions of Section 5(d)) of the same portion of the Payment Value of the award the Participant would otherwise have been paid (such Payment Value, if any, to be determined at the conclusion of the applicable Award Cycle in accordance with the provisions of Sections 5(a) and 5(e) unless otherwise provided in Section 5(j)) as the portion of the Award Cycle during which the Participant maintained such relationship with the Corporation bears to the full Award Cycle. A person may receive only a portion of the full Payment Value of an incentive award if that person does not become a Participant in a given Award Cycle until after the commencement of the Award Cycle, or the person fails to attain or maintain a qualification for eligibility set by the Committee, in which event such person will be entitled to payment (such payment to be made in accordance with the provisions of Section 5(d)) of the same portion of the Payment Value of the award the person would otherwise have been paid (such Payment Value, if any, to be determined at the conclusion of the applicable Award Cycle in accordance with the provisions of Sections 5(a) and 5(e) unless otherwise provided in Section 5(j)) as the portion of the Award Cycle during which the person maintained the status of Participant bears to the full Award Cycle. Under particular circumstances, the Committee may make other determinations with respect to Participants whose services do not meet the foregoing requirements, including the waiver of any of the requirements of this subsection 5(c) relating to periods of continuous service.

    (d) Except as otherwise provided in Section 5(j), unless the Committee otherwise determines, no payment with respect to an incentive award will be made to a Participant prior to the end of such Participant's Award Cycle or, if so determined by the Committee, the end of a fiscal year increment of an Award Cycle; provided, however, that if a Participant should die during an Award Cycle and his award shall not have been terminated hereunder prior to his death, such Participant's Designated Beneficiary, the legatee under the Participant's last will, his personal representative or his distributee may elect instead, subject to the approval of the Committee, to have the pro rata portion of the Participant's Payment Value determined by the Committee as of the end of the year during which such Participant's death occurred, based upon application of the Payment Schedule to the part of the Award Cycle which shall have elapsed (for such purpose, the cumulative growth rate or improvement achieved in the applicable performance measures to the end of the fiscal year in which death occurs will be assumed to continue for the Award Cycle), in which event such pro rata portion shall be paid in cash as soon as practicable following such year (or in such number of installments as shall have been requested by the Participant and approved by the Committee) to such Participant's Designated Beneficiary or legal representative.

    (e) Except as otherwise provided in Section 5(d) in the case of death, or in
Section 5(j) in the case of a Change in Control, a Participant's interest in any incentive award granted to him shall mature on the last day of the Award Cycle for such award or, if the Committee has so provided, shall incrementally mature on the last day of one or more fiscal years of the Award Cycle. The Payment Value of an incentive award shall be the dollar amount calculated on the basis of the Payment Schedule applicable to such Award Cycle and the Incentive Award Level of the Participant.

    (f) The total amount of the Payment Value due a Participant at the conclusion of an Award Cycle or fiscal year increment shall be paid on such date following the conclusion of such Award Cycle or fiscal year increment as the Committee shall designate, except as specifically otherwise provided in the LTIP; provided, however, that the Committee shall have authority, if it deems appropriate, to defer payment of the Payment Value due a Participant if the Participant shall request the Committee to do so at any time prior to the last year of the Award Cycle for such award. In respect of awards made or to be made in one or more deferred installments in cash, interest shall be credited semiannually on each such award at a rate to be determined semiannually by the Committee, but in no event shall such rate be less than the average rate on 5-year AAA new industrial corporate bonds during each such semiannual period as calculated on the basis of the average of such rates for each calendar week ending during the period January 1 through June 30 and July 1 through December 31; provided that awards made during any such six-month period shall be credited on the basis of the average rate for that period; and provided further that installments paid during any six-month period shall be credited with interest on the basis of the average rate for the next preceding six-month period, in each case adjusted for the number of days such award was to be credited. Unless paid to the recipient of such award at the time credited, interest at the foregoing rate shall be credited on the interest so credited until so paid. The foregoing minimum interest rate for any award that is payable in one or more deferred installments under the LTIP may not be modified without the prior written consent of the Participant. Such interest shall be paid to the recipient of any such award in cash at such time or times during the deferred period of such award or at the same time as the cash to which such interest applies, all as the Committee shall determine.

          (g) If the payment of any award shall be deferred until after the termination of the services of the recipient by the Corporation or one of its subsidiaries, the Payment Value of such award, together with any deferred interest thereon, shall be delivered in not more than 20 annual installments, commencing not later than the January 31 after such termination of services (or such other date as the Committee from time to time shall determine), all as the Committee may determine. If the payment of an award under this LTIP is deferred, such payment thereafter may be accelerated so that such payment shall be made immediately or at such earlier time or in such less number of installments, in each case as the Committee may from time to time determine, but only with the prior written consent of the Participant.

    (h) A Participant to whom any award has been made shall not have any interest beyond that of a general creditor of the Corporation in the cash awarded, or in any interest credited to him until the cash has been paid to him in accordance with the provisions of the LTIP.

    (i) In the case of the death of the recipient of an award, before or after the termination of his services, any unpaid installments of such deferred award shall pass to the Designated Beneficiary, the legatee under the Participant's last will, his personal representative or his distributee. Unpaid installments of a deferred award shall be paid either in the same installments as originally provided or otherwise as the Committee may determine in individual cases.

    (j) Anything herein to the contrary notwithstanding, in the event of a Change of Control, with respect to any unmatured incentive awards which a Participant held immediately prior to such Change of Control, the Participant will be entitled to immediate payment in cash (unless payment shall be deferred in accordance with Section 5(f), in which event the amount provided to be payable by this Section 5(j) shall also be so deferred) in an amount equal to the value of such units determined in accordance with the Payment Schedule and Incentive Award Level applicable to such awards, based on the cumulative growth rate in the Corporation's reported earnings per share for all previously elapsed fiscal years, if any, included in the Award Cycles for such awards and the actual or presumed cumulative growth rate in the earnings per share for the balance of each Award Cycle, determined as follows: (i) if such Change of Control occurs prior to the completion of the first fiscal year of an Award Cycle, the cumulative growth rate to be utilized for the balance of the Award Cycle shall be the cumulative growth rate in the Corporation's earnings per share in the four fiscal years preceding the first year and (ii) if such Change of Control occurs during any subsequent fiscal year of an Award Cycle, the cumulative growth rate to be utilized for the balance of the Award Cycle shall be the cumulative growth rate of the preceding fiscal year(s) in that Award Cycle prior to the fiscal year in which occurs the Change of Control. In the event that a performance measure other than earnings per share is employed, similar adjustments shall be made for such holders of unmatured incentive awards. The Committee may in its discretion determine that such historical financial data are not appropriate or not available and may use the latest budgets, projections, forecasts or plans for the Corporation or its business units or subsidiaries. Except as expressly set forth in this Section 5(j), upon the occurrence of a Change of Control, no change(s) shall be made in the terms of any incentive award (including, without limitation, its Incentive Award Level, Payment Value, Payment Schedule or performance criteria) or in the underlying accounting assumptions or practices for purposes of determining the amount due thereunder, which change(s) would lessen the value of any incentive award to the holder thereof.

6.  Withholding Taxes

    In connection with any payment pursuant to an incentive award, the Corporation shall have the right to withhold from any cash amounts due the award recipient an amount equal to the Withholding Tax. The Corporation shall make payment (or reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the Participant. Notwithstanding the foregoing, the Participant may elect, subject to approval by the Committee, to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Corporation with funds sufficient to enable the Corporation to pay such Withholding Tax.

7.  Transferability and Ownership Rights of Incentive Awards

    No incentive award granted under the LTIP shall be transferable otherwise than pursuant to the designation of a Designated Beneficiary or by will, descent or distribution.

8.  Adjustments Upon Changes in Capitalization

Except as otherwise provided in Section 5(j), in the event of any changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to stockholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate in the performance measures and/or the Payment Schedule established by the Committee under Section 5(a).

9.  Amendment and Termination

    Unless the LTIP shall theretofore have been terminated as hereinafter provided, the LTIP shall terminate on, and no awards shall be made after, December 31, 2002; provided, however, that such termination shall have no effect on awards made prior thereto. The Board of Directors of the Corporation may terminate the LTIP, or modify or amend the LTIP in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects. The amendment or termination of the LTIP shall not, without the consent of the recipient of any award under the LTIP, alter or impair any rights or obligations under any award theretofore granted under the LTIP.

10.  Effectiveness of the LTIP

The LTIP shall become effective on January 1, 1993.


                                                     /s/ W. Brinton Yorks, Jr.
                                                     ---------------------------
                                                         W. Brinton Yorks, Jr.
                                                               Secretary



Correct:


/s/ Dennis C. Fill
- ------------------------
 Dennis C. Fill
 Chairman & CEO